QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDIOTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3186647 (IRS Employer Identification Number)
78-E Olympia Ave. Woburn, Massachusetts (Address of principal executive offices)	01801 (Zip code)

CardioTech International, Inc. 1996 Employee, Director and
Consultant Stock Option Plan
(Full title of the plan)

MICHAEL SZYCHER, PH.D.
CHIEF EXECUTIVE OFFICER
CARDIOTECH INTERNATIONAL, INC.
78-E OLYMPIA AVE.
WOBURN, MASSACHUSETTS 01801
(617) 933-4772

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David Selengut, Esq.
Bentzion S. Turin, Esq.
Ellenoff Grossman & Schole LLP
New York, New York 10017
(212) 370-1300

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Aggregate Maximum Offering Price	Amount Of Registration Fee

Common Stock, $0.01 par value	6,389,920(1)	$3.26(2)	$20,831,139	$1,685.24

(1)
Pursuant to Rule 416, this Registration Statement covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Determined in accordance with Rule 457(h) based on the average of the high and low sales prices of CardioTech International, Inc. common stock on June 24, 2003, as reported on the American Stock Exchange.

        This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Pursuant to General Instruction E of Form S-8 the contents of Registration Statement No. 333-05893 filed by the Registrant on July 12, 1996 are incorporated herein by reference. Additionally, the following documents filed by CardioTech International, Inc. ("CardioTech") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

CardioTech SEC Filings (File No. 001-11737)	Period
Annual Report on Form 10-KSB	Fiscal Year ended March 31, 2003
Current Reports on Form 8-K	Filed on June 23, 2003, April 22, 2003, April 7, 2003, November 7, 2002, August 5, 2002 and July 1, 2002
Proxy Statement on Schedule 14A	Filed on October 2, 2002
Gish SEC Filings (File No. 000-110728)	Period
Annual Report on Form 10-KSB	Fiscal Year ended June 30, 2002
Quarterly Report on Form 10-QSB	Quarter ended September 30, 2002
Quarterly Report on Form 10-QSB	Quarter ended December 31, 2002
Proxy Statement on Schedule 14A	Filed on October 9, 2001

        All documents filed by CardioTech with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits.

EXHIBIT NO.	EXHIBIT TITLE
5.1	Opinion of Ellenoff Grossman & Schole LLP for CardioTech International, Inc., as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors
24.1	Powers of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, as of June 27, 2003

CARDIOTECH INTERNATIONAL, INC.
By:	/s/ MICHAEL SZYCHER Michael Szycher, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Dr. Michael Szycher, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL SZYCHER Michael Szycher	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2003
/s/ THOMAS LOVETT Thomas Lovett	Vice President of Finance (Principal Financial Officer)	June 27, 2003
/s/ MICHAEL ADAMS Michael Adams	Director	June 27, 2003
/s/ ANTHONY J. ARMINI Anthony J. Armini	Director	June 27, 2003
/s/ MICHAEL BARRETTI Michael Barretti	Director	June 27, 2003

QuickLinks

PART II
SIGNATURES